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                              COHEN & STEERS FUNDS

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                                 CODE OF ETHICS

1.       INTRODUCTION

         Cohen & Steers Capital Management, Inc. and its affiliates (the "Advisor") and all of the Cohen & Steers Funds (the "Funds" and collectively with the Advisor, "the Cohen & Steers Group") listed on the attached Schedule A, have adopted this Code of Ethics (the "Code") in compliance with Rule 17j-1 of the Investment Company Act of 1940 as amended and Rule 204A-1 of the Investment Advisers Act of 1940 as amended. Except as otherwise provided, this Code applies to all directors, officers and employees of the Cohen & Steers Group.

         The nature of our business places all of us in a fiduciary position and we must accept certain limitations on our personal financial matters. This Code is based on the overriding principle that our financial interests must at all times be subordinated to those of the Funds and the Advisor's other clients. Therefore, it is imperative at all times that we strive to avoid any situation that involves or may involve a conflict of interest with respect to our responsibilities to our clients. If there is ever any doubt as to whether or not a possible conflict of interest is involved, you should consult with the General Counsel or Chief Compliance Officer ("CCO") of the Advisor or with the CCO of the Funds. Any information received in this connection will be held in confidence.

2.       COMPLIANCE WITH THE CODE; REPORTING VIOLATIONS

         Compliance with the letter and intent of the specific provisions described herein, as well as compliance with all applicable federal securities laws, is required under the Code and is essential to your continued affiliation with the Cohen & Steers Group. For purposes of this Code, "applicable securities laws" is defined as the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury. Each violation of the Code must be promptly reported to the CCO and may result in disciplinary action, including, when appropriate, termination of employment. Further, any profits realized from a violation of the Code will be required to be disgorged. Retaliation against any person reporting an actual or potential violation of the Code is strictly prohibited and any such retaliation will in and of itself be considered a violation of the Code.

3. FOR PURPOSES OF THE CODE:

     (a) "Access Person" means any director, officer or employee of the Cohen & Steers Group.








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     (b) "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.



     (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

     (d) "Independent Director" means any director of the Funds who is not an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

         Except as otherwise specifically provided, Independent Directors are not subject to the prohibitions or pre-clearance and reporting requirements noted in Section 5 and Section 9 below.

     (e) "Preferred securities" include not only securities that are labeled as "preferred stock" or "preferred securities," but other securities known as "Hybrid-preferred securities." Hybrid-preferred securities are typically issued by corporations, generally in the form of interest-bearing notes with preferred securities characteristics, or by an affiliated business trust of a corporation, generally in the form of beneficial interests in subordinated debentures or similarly structured securities. Hybrid-preferred securities are typically issued with a final maturity date, although some are perpetual in nature. Many hybrid-preferred securities are issued by trusts or other special purpose entities established by operating companies and are not a direct obligation of an operating company. Within the category of hybrid-preferred securities are senior debt instruments that trade in the broader preferred securities market. These debt instruments, which are sources of long-term capital for the issuers, have structural features similar to preferred stock, such as maturities ranging from 30 years to perpetuity, call features, exchange listings and the inclusion of accrued interest in the trading price. Any questions as to whether a security is a "preferred security" within the meaning of the Code should be referred to a Co-Chairman and Co-Chief Executive Officer, the President or the Chief Operating Officer.

     (f) "Security" shall have the meaning set forth in Section 2(a) (36) of the Investment Company Act of 1940, except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and shares issued by open-end investment companies (but shall include shares of the Cohen & Steers open-end Funds ).

     (g) A company is engaged in the "real estate business" if it derives at least 50% of its revenues from the ownership, construction, financing, management or sale of







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commercial, industrial or residential real estate or has at least 50% of its assets in such real estate. Any questions as to whether a company is engaged in the real estate business should be referred to the Advisor's Co-Chairmen and Co-Chief Executive Officers or President.

     (h) Purchase or sale of a security includes, among other things, the writing of any option to purchase or sell a security or any transaction by reason of which a person acquires or disposes of any direct or indirect ownership in a security.

     (i) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when a person seriously considers making such a recommendation.

4. INSIDE INFORMATION

         In addition to the specific prohibitions listed below, all employees of the Advisor are subject to the Cohen & Steers Inside Information Policies and Procedures, which are considered an integral part of this Code. The Cohen & Steers Inside Information Policies and Procedures prohibit employees of the Advisor from buying or selling any security while in possession of material nonpublic information about the issuer of the security. The policies and procedures also prohibit employees of the Advisor from communicating to third parties any material nonpublic information about any security or issuer of securities. Any violation of Cohen & Steers Inside Information Policies and Procedures may result in penalties which could include termination of employment.

5.       PROHIBITED TRANSACTIONS

The following transactions are prohibited, except as provided for below:

     (a) No Access Person, including the Independent Directors, shall purchase or sell any security that the Access Person knows or reasonably should know is being considered for purchase or sale for a client, or is being purchased or sold by a client.

     (b) No Independent Director shall purchase or sell securities issued by Cohen & Steers, Inc. (New York Stock Exchange Symbol: CNS), the parent company of the Advisor.

     (c) No Independent Director shall purchase or sell any Cohen & Steers closed-end Fund without first receiving prior clearance from the Advisor's Legal and Compliance Department.


     (d) No Access Person shall purchase or sell any security issued or guaranteed by a real estate investment trust or other company engaged in the real estate business (as defined above), except that an Access Person may invest in shares of open-end and closed-end funds that invest in real estate securities, subject to applicable preclearance requirements.







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     (e) No Access Person shall  purchase or sell any preferred  securities  (as defined above).

     (f) No Access Person, including the Independent Directors, shall redeem any shares of the Cohen & Steers open-end Funds unless the shares have been held for at least six months. In addition, no Access Person shall sell any shares of the Cohen & Steers open-end Funds without the prior written approval of the a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee. This restriction shall not apply to non-volitional sales n.

     (g) No Access Person shall purchase or sell any equity or fixed income security other than those described below under Section 6, EXEMPTIONS FROM PRIOR CLEARANCE REQUIREMENTS unless the Access Person obtains the prior written approval of the a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee.

     (h) No Access Person shall purchase any security issued in an initial public offering ("IPO") defined by Rule 204A-1 of the Investment Adviser's Act of 1940 as an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (i) No Access Person shall purchase any security issued in a private placement unless the CCO or his designee approves the transaction in advance. In determining whether or not to grant approval, a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee will consider whether the investment opportunity should be reserved for a client and whether the opportunity is being offered by virtue of the Access Person's position with the Advisor. The CCO shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision.

     (j) No Access Person shall execute any securities transaction on a day during which any client has a pending buy or sell order in that same security until that order is executed or withdrawn.


     (k) No Access Person shall give or receive any gift in violation of the Advisor's Business Ethics Policies, which permit gifts of only a de minimus value, which has been determined to be $100 per person per calendar year.

     (l) No Access Person shall serve on the board of directors of a publicly traded company, unless approved in advance by a Co-Chairman and Co-Chief Executive Officer of the Advisor. This authorization will be provided only if the Co-Chairman and Co-Chief Executive Officer concludes that service on the board would be consistent with the interests of the Advisor's clients. Access Persons who have received this approval shall not trade for a client or their own account in the securities of the company while in possession of material, non-public information. Section 4 of the Code, INSIDE






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INFORMATION, provides further details on the obligations of Access Persons concerning inside information.

         Unless the approver specifically designates an extension of the approval period, approvals to purchase or sell securities granted under this
Section 5 shall remain in effect for three business days only, with the day of approval being considered the first business day.

6. EXEMPTIONS FROM PRIOR CLEARANCE REQUIRMENTS

The requirements of prior clearance under this Policy shall not apply to:

     (a) Transactions in any account over which the Access Person has no direct or indirect influence or control (including any account that is managed on a discretionary basis by a person other than the Access Person and with respect to which the Access Person does not in fact influence or control the transactions). These securities are also exempt from the reporting requirements as described in
Section 9, REPORTING, below.

     (b) Transactions that are non-volitional on the part of either the Access Person or a client. Such transactions would include gifts given or received, inherited shares, corporate actions, the disposition of securities as worthless, etc.

     (c) Purchases that are part of an Automatic Investment Plan. These securities are also exempt from the reporting requirements as described in
Section 9, REPORTING, below. Shares acquired through an Automatic Investment Plan, however, must be updated in the report of holdings made annually.

     (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent these rights were acquired from the issuer, and sales of rights so acquired.

7. HOLDING PERIOD: COHEN & STEERS CLOSED-END FUNDS.

         Directors and officers of the Cohen & Steers closed-end Funds are prohibited by the federal securities laws from purchasing and selling, or selling and purchasing, shares of these Funds within six months, and must file forms promptly with the SEC regarding their transactions in shares of these Funds. If you are in this category, the Legal & Compliance department will assist you in filing these forms. Any violation of this six-month holding period will require disgorgement of any profits.

8. FACTORS CONSIDERED IN THE CLEARANCE OF TRANSACTIONS

         The CCO, or his designee, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction without being required to specify the reason for the refusal. Generally, a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee







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will consider the following factors in determining whether to clear a proposed transaction:

         (i) the proposed trade does not involve a security that is being considered for purchase or sale now or in the near future for any client account;

         (ii) the proposed trade is unlikely to have an adverse effect on any client account;

         (iii) the proposed trade in the amount requested would be very unlikely to affect a highly institutional market;

         (iv) the proposed trade clearly is not related economically to the securities to be purchased, or sold or held on behalf of a client; or

         (v) the proposed trade is a result of the sale of securities that were acquired prior to February 1995 (and such person was an employee of the Cohen & Steers Group prior to February 1995) or acquired prior to the time a person became an employee of the Cohen & Steers Group.

                  Such prior clearance will be provided by a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee in writing to the requestor, either in paper or electronic format. The CCO shall maintain a written record of decisions to permit these transactions, along with the reasons supporting the decision. In no case will the individual approving a preclearance request have a personal interest in the trade or trades being cleared. Under no circumstances can an employee of the Cohen & Steers Group approve his/her own trade request.

9. REPORTING

     (a) Every Access Person shall report to a Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee all transactions in any Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to report transactions effected for any account over which the Access Person does not have any direct or indirect influence or control, or transactions in open-end investment companies (except for transactions in the open-end Funds).

     (b) An Independent Director is only required to report a transaction to the Advisor's CCO if the Independent Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties, should have known that, during the 15-day period immediately preceding or after the date of the transaction, the security is or was being purchased or sold by a Fund, or is or was being considered for purchase or sale by a Fund. Independent Directors need not provide an initial or annual report of portfolio holdings and accounts.






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     (c) Every report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          (i) the date of the transaction, the title, as applicable the exchange ticker symbol or CUSIP number or interest rate and maturity date, number of shares, and the principal amount of the security involved;

          (ii) the nature of the transaction (i.e., purchase or sale);

          (iii) the price per share of the security at which the transaction was effected;

          (iv) the name of the broker, dealer or bank with or through which the transaction was effected;

          (v) with respect to any account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established; and

          (vi) the date the report is submitted.

     The form of transaction report is attached as Exhibit A.


     (d) Any report may contain a statement that the report shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

     (e) Every Access Person must provide a list of all personal securities holdings (including shares of any Cohen & Steers open-end and closed-end Funds) no later than 10 days after commencement of employment ("Initial Holdings Report") and no later than 45 days after the beginning of each year ("Annual Holdings Report") thereafter (see Exhibit B). Both the Initial Holdings Report and Annual Holdings Report shall provide the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person and the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership. The Holdings Reports must provide information that is current as of a date no more than 45 days before the individual becomes an Access Person (Initial Holdings Report) or the date the report is submitted (Annual Holdings Report), as the case may be. Both the Initial Holdings Report and the Annual Holdings Report shall state the date the report is submitted by the Access Person.

     (f) A Co-Chairman and Co-Chief Executive Officer, the President, the Chief Operating Officer or the CCO or his designee shall be responsible for reviewing all quarterly securities transaction reports, the Initial Holdings Report and the Annual







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Holdings Report. In the event these reports are reviewed by a designee, all exceptions will be reported to the CCO. The CCO or his designee shall report to the Co-Chairmen and Co-Chief Executive Officers all potential violations of this Code. The Co-Chairmen and Co-Chief Executive Officers, in consultation with the general counsel and CCO, shall determine the appropriate response to any violation.



     (g) All Access Persons must certify on the form attached hereto as Exhibit C initially and annually thereafter that they have read and understand this Code and that they recognize that they are subject to the provisions of the Code. Furthermore, all Access Persons must certify annually that they have complied with the requirements of the Code and that they have reported all personal securities transactions and accounts required to be reported pursuant to the Code. In addition, the Advisor will seek Access Person certification when amendments are made to the Code making significant content or procedural changes. The determination of whether a change is "significant" will be made by the CCO.


     (h) All Access Persons maintaining brokerage accounts must arrange with the broker, dealer or bank to provide duplicate confirmations of trading activity and either monthly or quarterly brokerage statements to the attention of the CCO or the Advisor's Legal & Compliance Department. In the event the Advisor opts to utilize an automated employee trading monitoring system, Access Persons must provide authorization to the broker, dealer or bank to provide account data required to operate the system efficiently.

10.      INITIAL AND ONGOING EDUCATION IN REQUIREMENTS OF THE CODE

         Each new employee of the Advisor shall be counseled by the CCO or his designee in the requirements of this Code upon commencement of employment. At that time, the employee will be provided with a copy of the most recent Code, and the employee will be required to acknowledge in writing that he/she has read, understands and agrees to abide by the Code as presented (See Exhibit C).

         In addition, all employees of the Advisor will be required to attend an annual training session, which will reiterate the purpose of this Code and the various items requiring compliance. Subsequent amendments to this Code will be communicated to employees on a timely basis.

11.      EXEMPTION FROM COMPLIANCE WITH CERTAIN ASPECTS OF THE CODE

         Under specific limited circumstances, the CCO may find it reasonable or necessary to grant a waiver of compliance with certain aspects of the Code for certain Access Persons. Such waivers will only be granted in writing, and a copy of the waiver will be maintained in the Access Person's file. The waiver will contain the sections of the Code to which the waiver is being granted. The Access Person will be expected to comply with all other aspects of the Code. Such waivers are granted at the sole discretion of the CCO and are determined on a case-by-case basis.







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12.      FUND BOARD APPROVAL AND REPORTING

         The Board of Directors of each Fund, including a majority of the Independent Directors, must approve this Code and any material changes to it. This approval shall be based on a determination that this Code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1 under the Investment Company Act of 1940. In connection with this approval, the Advisor shall provide a certification to the Board that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

         The Advisor shall furnish annually to the Independent Directors a written report (i) describing any issues arising under this Code and related supervisory procedures, including but not limited to information about material violations of this Code or procedures and sanctions imposed in response to the material violations since the last report, and (ii) certifying that Advisor has adopted procedures that are reasonably necessary to prevent Access Persons from violating the Code.









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                                   Schedule A

                            (as of January 24, 2005)





Cohen & Steers Open-End Mutual Funds
------------------------------------

Cohen & Steers Realty Shares, Inc.
Cohen & Steers Realty Focus Fund, Inc.
Cohen & Steers Realty Income Fund, Inc.
Cohen & Steers Institutional Realty Shares, Inc.
Cohen & Steers Utility Fund, Inc.
Cohen & Steers VIF Realty Fund, Inc.


Cohen & Steers Closed-End Mutual Funds
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Cohen & Steers Total Return Realty Fund, Inc.
Cohen & Steers Advantage Income Realty Fund, Inc.
Cohen & Steers Quality Income Realty Fund, Inc.
Cohen & Steers Premium Income Realty Fund, Inc.
Cohen & Steers REIT and Preferred Income Fund, Inc.
Cohen & Steers REIT and Utility Income Fund, Inc.
Cohen & Steers Select Utility Income Fund, Inc.
Cohen & Steers Dividend Majors Fund, Inc.






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                                    Exhibit A

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.
              Quarterly Report of Personal Securities Transactions

Quarter Ended -

Name:    _____________________________

I report the following transactions during this quarter:*


Date         Buy/Sell**      Shares     Issuer                          Price/sh        Broker

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

Attach additional schedule(s) and/or statement(s) as necessary.

* - Include all transactions which: (a) involved securities (except Government Securities) in which you have a direct or indirect "beneficial ownership" (beneficial ownership meaning yourself, your spouse, minor children or relatives of yours or your spouse sharing your home) and, (b) occurred in accounts over which you have direct or indirect influence or control. Transactions in accounts over which you do not have investment discretion do not require reporting.

** - "Buy" includes all securities acquired through purchase or any other form of acquisition (e.g., inheritance, spin-off of currently held securities, etc.). "Sell" includes all securities disposed of through selling or any other form of disposition (e.g., gifting of shares to individuals other than those included in the definition of beneficial ownership, recall of securities by a company, etc.).


-------------------------------------
Signature

-------------------------------------
Date







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                                    Exhibit B

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.
              Personal Securities Holdings as of December 31, 2004



Name:  ________________________________________

As agreed by signing the Code of Ethics, my personal securities holdings are as follows:


                       # of Shares/Face Value                           Security

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                -------------------------------------- -------------------------------------------



Attach additional schedule(s) and/or statement(s) if necessary.

*Include all holdings which: (a) involve securities (except Government) in which you have direct or indirect "beneficial ownership" (beneficial ownership meaning yourself, your spouse, minor children or relatives of yours or your spouse sharing your home) and, (b) occurred in accounts over which you have direct or indirect influence or control.

                                                  ----------------------------
                                                  SIGNATURE


                                                  ----------------------------
                                                  DATE







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                                    Exhibit C

                     COHEN & STEERS CAPITAL MANAGEMENT, INC.
                Certification of Personal Securities Transactions
                     and Compliance With The Code of Ethics


                  I hereby certify that I have received, read and understand the Cohen & Steers Code of Ethics. Furthermore, I understand that I am subject to the Code of Ethics and that any failure to follow the Code could subject me to discipline, including the possible termination of my employment with Cohen & Steers.

                  I further certify that, for the preceding calendar year, I have complied with the requirements of the Code of Ethics in effect for the year and that I have reported all personal securities transactions, holdings and accounts required to be reported pursuant to this Code.



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           Name



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           Signature



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           Date